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                              Carver Bancorp, Inc.
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                (Name of Registrant as Specified in its Charter)

                             Boston Bank of Commerce
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FOR IMMEDIATE RELEASE                           CONTACTS:  ROBERT PATRICK COOPER
                                                                BCooper@BBOC.com
                                                                    617-457-4415


                  BOSTON BANK OF COMMERCE SETS RECORD STRAIGHT
                         ON CARVER BANCORP COURT RULING

                               COURT RULING MEANS
                       IT IS UP TO SHAREHOLDERS TO DECIDE

                 BOSTON BANK OF COMMERCE TO SEEK EXPEDITED TRIAL
                      TO UNDO TRANSACTION WITH CEO'S ALLIES

February 16, 2000, Boston, MA - Contrary to the recent announcement by Carver Bancorp, Inc. (AMEX: CNY), the Delaware Chancery Court did not affirm the legality of the Carver preferred shares issued on the record date to Morgan Stanley & Company and Provender Opportunities Fund, L.P. Rather, the Court's ruling in denying our preliminary injunction motion merely means that Morgan Stanley and Provender will be able to vote their shares at the February 24 Meeting. The Judge did not rule on the merits of BBOC's claim. BBOC will be able to seek to invalidate the votes and the issuance of the shares at a full trial.

The Court also commented in its ruling that BBOC: "may still carry on its fight by submitting all its arguments about the weight to be given to its version of the facts directly to the shareholders. It is they, after all, not this Court, who need be persuaded that Carver's board stands in need of new, vigorous members, not allegedly captives of management. If [BBOC] displays as much confidence in its arguments presented to shareholders as its counsel has demonstrated so ably in their presentation to the Court, they may well be successful."

Kevin Cohee, BBOC's chief executive officer, stated that "BBOC intends to seek an expedited trial of its claims to nullify the votes of Morgan Stanley and Provender and to undo the preferred stock which was issued to Debbie Wright's allies on terms we, at BBOC, believe are grossly unfair to all common shareholders and were issued to unfairly influence the outcome of the upcoming election."

Mr. Cohee further stated that "BBOC intends to heighten its efforts to obtain board representation at the upcoming meeting, and is confident that Carver's shareholders will be as offended as BBOC has been by the tactics employed by Carver's board and its allies in this campaign. We are confident that Carver shareholders will agree that the issuance of the preferred stock to Debbie Wright's friends and threats to destroy BBOC's nominees and supporters have no place in an election of corporate directors."

BBOC, the only African-American owned and managed interstate bank in the country, is the beneficial owner of 170,700 shares of Carver's common stock.

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